EXHIBIT 10.3
NAMED EXECUTIVE OFFICER COMPENSATION
The following table sets forth the base salaries of the Named Executive Officers1 (the “NEOs”) of Franklin Resources, Inc. (the “Company”) as of September 30, 2018.

Name and Principal Positions	Base Salary
Gregory E. Johnson Chairman of the Board and Chief Executive Officer	$780,132
Kenneth A. Lewis Executive Vice President and Chief Financial Officer	$525,000
Jennifer M. Johnson President and Chief Operating Officer	$600,000
Craig S. Tyle Executive Vice President and General Counsel	$525,000
Jed A. Plafker Senior Vice President	$500,000
The Named Executive Officers are also eligible to:

Incentive Compensation

(a)
receive an annual cash incentive award pursuant to the Company’s 2014 Key Executive Incentive Compensation Plan and/or the Company’s Amended and Restated Annual Incentive Compensation Plan, each as amended and restated;

(b)
participate in the Company’s equity incentive program under which they may be granted restricted stock awards and/or restricted stock unit awards (including both time and performance based awards) pursuant to the Company’s 2002 Universal Stock Incentive Plan, as amended and restated; and

(c)	receive additional cash or equity awards for special recognition of significant contributions or for retention purposes (which may include time and performance based awards).

Benefit Plans and Other Arrangements

(a)
participate in the Company’s broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, the Franklin Templeton 401(k) Retirement Plan and the Company’s 1998 Employee Stock Investment Plan, as amended and restated (the “ESIP”); provided that Mr. G. Johnson and Ms. J. Johnson are not eligible to participate in the ESIP; and

(b)	receive certain perquisites offered by the Company, including club memberships, and, in certain limited cases, use of the Company’s aircraft for personal use.

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[1]
The Named Executive Officers listed herein are the Company’s principal executive officer, principal financial officer, and the three most highly compensated executive officers of the Company as of September 30, 2018.